Exhibit 99.3

Execution Version

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is made as of May 20, 2024 by and among SHIMMICK CORPORATION, a Delaware corporation (“Holdings”) and each of its direct and indirect subsidiaries set forth on the signature pages hereto as a pledgor (each a “Pledgor”, and collectively, “Pledgors”), and ALTER DOMUS (US) LLC, as administrative agent (in such capacity, together with its successors and assigns, “Agent”) for the benefit of itself and the Lenders (as defined below).

RECITALS

A.            Pursuant to that certain Credit, Security and Guaranty Agreement, dated as of even date herewith, among the Pledgors, the other Credit Parties party thereto, the financial institutions from time to time parties thereto, as lenders (collectively, the “Lenders”), and Agent (as the same may be amended, supplemented, modified, increased, renewed or restated from time to time, the “Credit Agreement”), Lenders have agreed to make available to Borrowers a revolving loan facility on the terms and conditions set forth therein, and each Credit Party, including Pledgors, has granted a security interest in all of its assets to Agent to secure the Obligations.

B.            To induce Agent and Lenders to enter into the Credit Agreement and to induce Lenders to extend to Borrowers the financial accommodations set forth in the Credit Agreement, the Pledgors have agreed to enter into this Agreement. Each Pledgor acknowledges that without this Agreement, Lenders would be unwilling to make the Loans and other financial accommodations provided for in the Credit Agreement.

C.            The terms and provisions of the Credit Agreement are hereby incorporated by reference in this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, to induce Agent and the Lenders to enter into the Credit Agreement and for Lenders to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors and Agent hereby incorporate by this reference the foregoing Recitals and hereby covenant and agree as follows:

1.            Certain Definitions.

As used above and elsewhere in this Agreement, the following terms shall have the following meanings:

(a)            “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of equity interests of a corporation, membership interests, units or other equivalents (however designated) in a limited liability company, partnership interests in a partnership, and any and all similar ownership interests in any Person, and any and all warrants, rights or options to purchase any of the foregoing.

(b)            “Issuer” shall mean and include each corporation, limited liability company, partnership and other organization listed on Schedule I hereto and every other issuer, if any, of Pledged Collateral hereafter.

(c)            “Pledged Collateral” shall mean and include all Pledged Debt and Pledged Equity, wherever located whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

(d)            “Pledged Debt” means all Debt (including intercompany notes) from time to time owed to any Pledgor, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Debt and all certificates, instruments or agreements evidencing such Debt, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

(e)            “Pledged Equity” shall mean and include, with respect to each Pledgor, one hundred percent (100%) of the issued and outstanding, certificated and uncertificated Equity Interests owned by such Pledgor, including any Equity Interests of the Issuers listed on Schedule I (as such schedule may be amended or supplemented from time to time) and the certificates (or other agreements or instruments), if any, representing such Equity Interests and any Equity Interests owned by such Pledgor on the books and records of such limited liability company, partnership or other organization or on the books and records of any securities intermediary pertaining to such Equity Interests and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, all dividends, distributions, cash, warrants, rights, options, instruments, securities, payments and other property or proceeds at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and all claims, rights, power, privileges, authority, options, security interests, Liens and remedies, if any, of such Pledgor, under any governing document, or at law, or otherwise in respect of such Equity Interests.

2.            Grant of Assignment and Security Interest. Each Pledgor hereby pledges, assigns and grants to Agent, for the benefit of itself and the Lenders, as security for the Obligations, a continuing security interest in, and pledges to Agent, for the benefit of itself and the Lenders, the Pledged Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

3.            Delivery of the Collateral. All certificates, if any, representing or evidencing the Collateral shall on the Closing Date (or such later date as reasonably agreed to by the Agent, acting at the direction of the Required Lenders) (and with respect to Collateral acquired after the Closing Date, within ten (10) Business Days of the acquisition thereof (or such longer period as the Agent may reasonably agree, acting at the direction of the Required Lenders)) be delivered to and held by or on behalf of the Agent pursuant hereto to the extent required by the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Required Lenders. The Agent, acting at the direction of the Required Lenders, shall have the right, at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement and upon two (2) Business Days’ prior written notice to the Borrower, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral.

4.            Registration of Pledge in Books of Issuer; Application of Proceeds. Each Pledgor hereby authorizes and directs each Issuer, as applicable, to register such Pledgor’s pledge to Agent, for its benefit and the benefit of the Lenders, of the Pledged Collateral on the books of the applicable Issuer and, following written notice to do so by Agent after the occurrence and during the continuance of an Event of Default under the Credit Agreement, to make direct payment to Agent of any amounts due or to become due to such Pledgor with respect to the Pledged Collateral. Any moneys received by Agent shall be applied to the Obligations in such order and manner as provided in the Credit Agreement.

5.            Rights of Pledgors in the Pledged Collateral. Until any Event of Default occurs, each Pledgor shall be entitled to exercise all voting rights and to receive all dividends and other distributions that may be paid on any of its Pledged Collateral and that are not otherwise prohibited by the Financing Documents. Any cash dividend or distribution payable in respect of the Pledged Collateral that is, in whole or in part, a return of capital or that is made in violation of this Agreement or the other Financing Documents shall be received by any such Pledgor in trust for Agent, for its benefit and the benefit of the Lenders, shall be paid immediately to Agent and shall be retained by Agent as part of the Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, Pledgors shall, at the written direction of Agent, immediately send a written notice to each Issuer instructing such Issuer, and shall cause such Issuer, to remit all cash and other distributions payable with respect to the Pledged Collateral (until such time as Agent notifies Pledgors that such Event of Default has ceased to exist) directly to Agent. Nothing contained in this paragraph shall be deemed to permit the payment of any sum or the making of any distribution which is prohibited by any of the Financing Documents, if any.

6.            Representations and Warranties of Pledgors. Each Pledgor hereby represents and warrants to Agent as follows:

(a)            the information set forth on Schedule I and Schedule II are true, correct and complete in all respects;

(b)            All of the Pledged Collateral of each Pledgor that is in certificated form, is registered in the name of such Pledgor;

(c)            As of the Closing Date, all of the Pledged Equity that is issued by an Issuer that is not a corporation is either (i) not (A) dealt in or traded on securities exchanges or in securities markets, (B) deemed to be investment company securities, (C) held by such Pledgor in a securities account or (D) subject to a control agreement with (x) the Issuer of such Pledged Equity or (y) a securities intermediary relating to such Pledged Equity or (ii) under the control (for purposes of Article 8 and 9 of the UCC, to the extent applicable) of Agent, and such Pledgor has taken all action necessary to grant Agent control (for purposes of Article 8 and 9 of the UCC, to the extent applicable) of such Pledged Equity. In addition, as of the Closing Date, none of the Pledged Equity that is issued by an Issuer that is not a corporation, or any agreements governing any of such Pledged Equity, provides that such Pledged Equity is securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, to the extent applicable, whether as a result of actions by any Issuer thereof or otherwise;

(d)            The Pledged Collateral constitutes at least the percentage of all the issued and outstanding Equity Interests of each such Issuer as set forth on Schedule I;

(e)            The items listed as Pledged Collateral on Schedule I constitute the only Equity Interests in which Pledgors have any rights;

(f)            All certificates evidencing the Pledged Collateral of Pledgors have been delivered to Agent (except as otherwise provided in Section 19(c) hereof);

(g)            Pledgors have good and marketable title to the Pledged Collateral. Pledgors are the sole owner of all of the Pledged Collateral, free and clear of all security interests, pledges, voting trusts, agreements, liens, claims and encumbrances whatsoever, other than the Permitted Liens;

(h)            Other than to the extent constituting a Permitted Lien, no Pledgor has heretofore transferred, pledged, assigned or otherwise encumbered any of their rights in or to the Pledged Collateral;

(i)            Other than a requirement of consent of other members contained in the operating agreements governing any of the Pledged Collateral (which such consent has been obtained, if any), Pledgors are not prohibited under any agreement with any other person or entity, or under any judgment or decree, from the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(j)            No action has been brought or threatened in writing that would prohibit or interfere with the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(k)            Pledgors have full power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement do not conflict with any agreement to which any Pledgor is a party or any law, order, ordinance, rule, or regulation to which any Pledgor is subject or by which it is bound and do not constitute a default under any agreement or instrument binding upon any Pledgor; and

(l)            This Agreement has been properly executed and delivered and constitutes the valid and legally binding obligation of each Pledgor and is fully enforceable against each Pledgor in accordance with its terms.

7.            Covenants of Pledgors. Each Pledgor hereby covenants and agrees as follows:

(a)            To do or cause to be done all things necessary to preserve and to keep in full force and effect their interest in the Pledged Collateral, and to defend, at each Pledgor’s sole expense, as applicable, the title to the Pledged Collateral and any part of the Pledged Collateral;

(b)            To cooperate fully with Agent’s reasonable efforts to preserve the Pledged Collateral and to take such actions to preserve the Pledged Collateral as Agent may direct (acting at the direction of the Required Lenders);

(c)            To cause each Issuer to maintain proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Pledged Collateral and which reflect the lien of Agent on the Pledged Collateral;

(d)            To deliver immediately to Agent any certificates that may be issued following the date of this Agreement representing the Pledged Collateral, and to execute and deliver to Agent one or more transfer powers, substantially in the form of Schedule III attached hereto or otherwise in form and content satisfactory to Agent (acting at the direction of the Required Lenders), pursuant to which such Pledgor assigns, in blank, all Pledged Collateral (the “Transfer Powers”), which Transfer Powers shall be held by Agent as part of the Pledged Collateral;

(e)            To deliver to Agent such financing statements as Agent may reasonably request (acting at the direction of the Required Lenders) with respect to the Pledged Collateral, and to take such other steps as Agent may from time to time reasonably request (acting at the direction of the Required Lenders) to perfect Agent’s security interest in the Pledged Collateral under applicable law;

(f)            Not to sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Pledged Collateral or any part of the Pledged Collateral;

(g)            After the occurrence of an Event of Default and during the continuation thereof, not to receive any dividend or distribution or other benefit with respect to any Issuer, and not to vote, consent, waive or ratify any action taken, that would violate or be inconsistent with any of the terms and provisions of this Agreement or any of the other Financing Documents, or that would materially impair the position or interest of Agent in the Pledged Collateral or dilute the Pledged Collateral;

(h)            Except as specifically permitted by the Credit Agreement, not to sell or otherwise dispose of, or create, incur, assume or suffer to exist any lien upon any of the Pledged Collateral, other than liens in favor of Agent, for its benefit and the benefit of the Lenders;

(i)            Such Pledgor will, upon obtaining ownership of any other Pledged Collateral otherwise required to be pledged to Agent, for the benefit of itself and the Lenders, pursuant to any of the Financing Documents, within five (5) Business Days of obtaining ownership, deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule IV hereto (a “Pledge Amendment”) in respect of any such additional Pledged Collateral pursuant to which such Pledgor shall pledge to Agent, for the benefit of itself and the Lenders, all of such additional Pledged Collateral. Prior to the delivery thereof to Agent, all such additional Pledged Collateral shall be held by Pledgors separate and apart from its other property and in express trust for Agent, for the benefit of itself and the Lenders;

(j)            Such Pledgor consents to the admission of Agent (and its assigns or designee) as a member, partner or stockholder of each Issuer, as applicable, upon Agent’s acquisition of any of the Pledged Collateral;

(k)            All of the Pledged Collateral of such Pledgor that is in certificated form, will continue to be registered in the name of such Pledgor; and

(l)            All of the Pledged Equity of such Pledgor that is issued by an Issuer that is not a corporation, (i) shall not be (A) dealt in or traded on securities exchanges or in securities markets, (B) deemed to be investment company securities, (C) held by such Pledgor in a securities account and (D) subject to a control agreement with (x) the Issuer of such Pledged Equity or (y) a securities intermediary relating to such Pledged Equity or (ii) shall be under the control (for purposes of Article 8 and 9 of the UCC, to the extent applicable) of Agent, and such Pledgor shall take all action necessary to grant Agent control (for purposes of Article 8 and 9 of the UCC, to the extent applicable) of such Pledged Equity.

8.            Voting Rights; Dividends and Distributions; Etc.

(a)            So long as no Event of Default shall have occurred and be continuing, and the Agent has not provided the notice contemplated in Section 8(c) below, (i) the Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Financing Documents and (ii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights that it is entitled to exercise pursuant to Section 8(a)(i).

(b)            Subject to Section 8(c), the Borrower shall be entitled to receive and retain and use, free and clear of the Liens created by any Financing Document, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent not prohibited by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Agent and, if certificated, be forthwith delivered to the Agent as Collateral in substantially the same form as so received (with any necessary endorsement). So long as no Event of Default has occurred and is continuing, the Agent shall (acting at the direction of the Required Lenders), at the Borrower’s expense, promptly (upon receipt of a written request) deliver to the Borrower any Collateral in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Collateral not prohibited by the Credit Agreement.

(c)            Upon not less than two (2) Business Days prior written notice to the Borrower by the Agent (acting at the direction of the Required Lenders) that the Agent is exercising its rights under this Section 8(c), following the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement,

(i)            all rights of the Borrower to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a) shall cease, and all such rights shall thereupon become exclusively and solely vested in the Agent, which shall thereupon have the sole and exclusive right and authority to exercise or refrain from exercising such voting and other consensual rights and powers during the continuance of such Event of Default, provided that, the Agent shall have the right (but not the obligation) from time to time following the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, to permit, acting at the direction of the Required Lenders, the Borrower to exercise such rights, which such permission may solely and exclusively be granted by prior written notice delivered by the Agent (acting at the direction of the Required Lenders) to each Lender and the Borrower. After all Events of Default have been cured or waived, the Borrower will have the right to exercise the voting and consensual rights that the Borrower would otherwise be entitled to exercise pursuant to the terms of Section 8(a) (and the obligations of the Agent under Section 8(a)(ii) shall be reinstated);

(ii)            all rights of the Borrower to receive the dividends, distributions and principal and interest payments that the Borrower would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become exclusively vested in the Agent, which, subject to the terms of the Intercreditor Agreement, shall thereupon have the exclusive right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Agent shall (acting at the direction of the Required Lenders) repay to the Borrower (without interest) all dividends, distributions and principal and interest payments that the Borrower would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b) to the extent such dividends, distributions and principal and/or interest payments have not been applied to the Obligations in accordance with the Credit Agreement and are otherwise in the possession of the Agent at such time;

(iii)            all dividends, distributions and principal and interest payments that are received by the Borrower contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Agent and shall promptly be delivered to the Agent as Collateral in substantially the same form as so received (with any necessary endorsements); and

(iv)            in order to permit the Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, the Borrower shall from time to time promptly execute and deliver to the Agent, appropriate proxies, dividend payment orders and other instruments as the Agent (acting at the direction of the Required Lenders) may reasonably request in writing, subject to the terms of the Intercreditor Agreement.

(d)            Any notice given by the Agent to the Borrower in accordance with, and subject to the terms of this Section 8, (i) shall be given in writing and (ii) may suspend the rights of the Borrower under paragraph (c)(i) or paragraph (c)(ii) of this Section 8 in part without suspending all such rights (as specified by the Agent (acting at the direction of the Required Lenders)) and without waiving or otherwise affecting the Agent’s rights to give additional notices in accordance with, and subject to the terms of this Section 8, from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

9.            Transfers and Other Liens; Additional Collateral; Etc. Subject to the terms of the Intercreditor Agreement, the Borrower shall:

(a)            not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral; provided that, in the event Borrowers sell or otherwise dispose of assets as permitted by the Credit Agreement to a Person that is not an Affiliate, and such assets are or include any of the Collateral, the Liens on such assets created by this Pledge Agreement and any other Financing Document shall be automatically released concurrently with the consummation of such sale, and, upon the request of Borrowers, the Agent shall deliver such evidence of such release of such Collateral to Borrowers as Borrowers may reasonably request; and

(b)            use commercially reasonable efforts to defend its and the Agent’s title or interest in and to all of the Collateral against any and all Liens (other than Liens permitted by the Credit Agreement), however arising, and any and all Persons (other than holders of Liens permitted by the Credit Agreement) whomsoever (except to the extent that the Agent (acting at the direction of the Required Lenders) and the Borrower reasonably agree that the cost of such defense outweighs the benefit to the Lenders thereof).

10.            Rights of Agent. Agent may from time to time and at its option (a) require each Pledgor to, and each Pledgor shall, periodically deliver to Agent records and schedules, which show the status of the Pledged Collateral and such other matters which affect the Pledged Collateral; (b) verify the Pledged Collateral and inspect the books and records of each Issuer and make copies of or extracts from the books and records; and (c) notify any prospective buyers or transferees of the Pledged Collateral of Agent’s interest in the Pledged Collateral. Each Pledgor agrees that Agent may at any time take such steps as Agent (acting at the direction of the Required Lenders) deems reasonably necessary to protect Agent’s interest in and to preserve the Pledged Collateral. Each Pledgor hereby consents and agrees that Agent may at any time or from time to time pursuant to the Credit Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supersede, or replace the Credit Agreement or any other Financing Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Credit Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Credit Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations and (g) apply any and all payments received from any source by Agent at any time against the Obligations in any order as Agent may determine pursuant to the terms of the Credit Agreement; all of the foregoing in such manner and upon such terms as Agent may determine and without notice to or further consent from any Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (i) any delay in making demand on any Pledgor for or delay in enforcing or failure to enforce, performance or payment of any Obligations, (ii) any failure, neglect or omission on Agent’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of any Pledgor or any other party securing the Obligations, (iii) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (iv) the invalidity or unenforceability of any Obligations or rights in any Pledged Collateral under the Credit Agreement, (v) the existence or nonexistence of any defenses which may be available to any Pledgor with respect to the Obligations, or (vi) the commencement of any bankruptcy, reorganization; liquidation, dissolution or receivership proceeding or case filed by or against any Pledgor or any Borrower.

11.            Rights of Agent Following Event of Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, Agent (acting at the direction of the Required Lenders) may, at its option, without notice to any Pledgor or any other party, do any one or more of the following:

(a)            Exercise any and all of its rights and remedies under the Financing Documents, including declaring any unpaid balance of the Obligations to be immediately due and payable (the occurrence or nonoccurrence of an Event of Default shall in no manner impair the ability of Agent to demand payment of any portion of the Obligations that is payable upon demand);

(b)            Proceed to perform or discharge any and all of each Pledgor’s obligations, duties, responsibilities or liabilities and exercise any and all of its rights in connection with the Pledged Collateral for such period of time as Agent may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(c)            Do all other acts which Agent may deem necessary or proper to protect Agent’s security interest in the Pledged Collateral and carry out the terms of this Agreement;

(d)            Exercise all voting and management rights of the Pledgors as to each Issuer, as applicable, or otherwise pertaining to the Pledged Collateral, and each Pledgor, forthwith upon the request of Agent, shall use its best efforts to secure, and cooperate with the efforts of Agent to secure (if not already secured by Agent), all the benefits of such voting and management rights;

(e)            Sell the Pledged Collateral in any manner permitted by the UCC, and upon any such sale of the Pledged Collateral, Agent may (i) bid for and purchase the Pledged Collateral and apply the expenses of such sale (including, without limitation, attorneys’ fees) as a credit against the purchase price, or (ii) apply the proceeds of any sale or sales to other persons or entities, in whatever order Agent in its sole discretion may decide, to the expenses of such sale (including, without limitation, attorneys’ fees), to the Obligations, and the remainder, if any, shall be paid to Pledgors or to such other person or entity legally entitled to payment of such remainder; and

(f)            Proceed by suit or suits in law or in equity or by any other appropriate proceeding or remedy to enforce the performance of any term, covenant, condition, or agreement contained in this Agreement, and institution of such a suit or suits shall not abrogate the rights of Agent to pursue any other remedies granted in this Agreement or to pursue any other remedy available to Agent either at law or in equity.

Agent shall have all of the rights and remedies of a secured party under the UCC and other applicable laws.

Each Pledgor hereby constitutes Agent as the attorney-in-fact of such Pledgor during the continuation of an Event of Default to take such actions and execute such documents as Agent (acting at the direction of the Required Lenders) may deem reasonably appropriate in the exercise of the rights and powers granted to Agent in this Agreement, including, but not limited to, filling-in blanks in each Transfer Power to cause a transfer of any or all of the Pledged Collateral pursuant to a sale of such Pledged Collateral. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment in full of the Obligations. Each Pledgor shall indemnify and hold Agent harmless for all losses, costs, damages, fees, and expenses actually incurred in connection with the exercise of this power of attorney and shall release Agent from any and all liability arising in connection with the exercise of this power of attorney.

In addition to all rights of Agent set forth herein or in any other Financing Documents, each Pledgor grants to Agent (through itself, its representatives, designees or agents), an IRREVOCABLE PROXY, to vote all or any part of the Collateral from time to time, in each case in any manner Agent deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, stockholders, partners, managers or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, stockholders, partners, managers or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the Collateral, calling special meetings of the holders of the Collateral and voting at such meetings). The IRREVOCABLE PROXY granted hereby is effective automatically without the necessity that any other action (including, without limitation, that any transfer of any of the Collateral be recorded on the books and records of the applicable Pledgor or Issuer) be taken by any person or entity (including each Pledgor, each Issuer, or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of such Pledgor. Each Pledgor covenants and agrees that prior to the expiration of the IRREVOCABLE PROXY granted hereunder pursuant to applicable law, if applicable, such Pledgor will reaffirm such irrevocable proxy in a manner satisfactory to Agent. Anything herein to the contrary notwithstanding, Agent shall only exercise the irrevocable proxy set forth herein while any Event of Default has occurred and is continuing, and immediately upon waiver of such Event of Default (and so long as no separate or future Event of Default has occurred and/or is continuing), shall immediately cease (or take all reasonably necessary actions available) to exercise such irrevocable proxy.

Each Pledgor covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) of the irrevocable proxy granted herein, such Pledgor shall automatically be deemed to grant Agent a new irrevocable proxy, on the same terms as those previously granted pursuant to the terms hereof. Upon the written request of Agent, each Pledgor agrees to deliver to Agent such further evidence of such irrevocable proxy or such further irrevocable proxies to enable Agent to vote the Collateral after the occurrence and during the continuance of an Event of Default.

Agent shall not be liable for any failure of Agent to vote any part of the Collateral, or to exercise any other rights or remedies granted to Agent hereunder, including without limitation in connection with the irrevocable proxy granted to Agent hereunder.

12.            Performance by Agent. If any Pledgor shall fail to perform, observe or comply with any of the conditions, terms, or covenants contained in this Agreement or any of the other Financing Documents during the continuation of an Event of Default or if such failure would constitute an Event of Default, Agent, without notice to or demand upon any Pledgor and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms or covenants for the account and at the expense of Pledgors, and may enter upon the premises of Pledgors for that purpose and take all such action on the premises as Agent may consider necessary or appropriate for such purpose. All sums paid or advanced by Agent in connection with the foregoing and all reasonable and documented costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses of outside counsel) incurred in connection with the foregoing, together with interest thereon at a per annum rate of interest equal to the applicable rate of interest (including the default rate of interest set forth in Section 10.5 of the Credit Agreement) charged on the principal of any of the Obligations, from the date of payment until repaid in full, shall be paid by Pledgors to Agent on demand and shall constitute and become a part of the Obligations secured by this Agreement.

13.            Indemnification. Agent shall not in any way be responsible for the performance or discharge of, and Agent does not hereby undertake to perform or discharge of, any obligation, duty, responsibility, or liability of Pledgors in connection with the Pledged Collateral or otherwise. The provisions of Section 13.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

14.            Termination. Upon payment in full of the Obligations, and termination of any further obligation of Agent and Lenders to extend any credit to Borrowers under the Financing Documents, this Agreement shall automatically terminate and Agent shall promptly execute appropriate documents to evidence such termination.

15.            Release. Without prejudice to any of Agent’s rights under this Agreement, Agent (acting at the direction of the Required Lenders) may take or release other security for the payment or performance of the Obligations, may release any party primarily or secondarily liable for the Obligations, and may apply any other security held by Agent to the satisfaction of the Obligations.

16.            Pledgors’ Liability Absolute. Each Pledgor’s liability under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against such Pledgor or any other person, nor against other securities or liens available to Agent or Agent’s respective successors, assigns, or agents. Each Pledgor waives any and all rights to require that resort be had to any security or to any balance of any deposit account or credit on the books of Agent in favor of any other person.

17.            Preservation of Pledged Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral and in preserving rights under this Agreement if Agent takes action for those purposes as Pledgors may reasonably request in writing, provided, however, that failure to comply with any such request shall not, in and of itself, be deemed a failure to exercise reasonable care, and no failure by Agent to preserve or protect any rights with respect to the Pledged Collateral or to do any act with respect to the preservation of the Pledged Collateral not so requested by a Pledgor shall be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

18.            Private Sale. Each Pledgor recognizes and acknowledges that Agent may be unable to effect a public sale of the Pledged Collateral by reason of certain provisions contained in the federal Securities Act of 1933, as amended, and applicable state securities laws and, under the circumstances then existing, may reasonably resort to a private sale to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account for investment and not with a view to the distribution or resale of the Pledged Collateral. Each Pledgor agrees that a private sale so made may be at a price and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sale and that Agent has no obligation to delay sale of the Pledged Collateral for the period of time necessary to permit any Pledgor, even if such Pledgor would agree to register or qualify the Pledged Collateral for public sale under the Securities Act of 1933, as amended, and applicable state securities laws. Each Pledgor agrees that a private sale made under the foregoing circumstances and otherwise in a commercially reasonable manner shall be deemed to have been made in a commercially reasonable manner under the UCC.

19.            Intercreditor Agreement.

(a)            Notwithstanding anything herein to the contrary, (i) the Liens and Security Interests granted to the Agent pursuant to this Pledge Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Priority Lien Secured Parties (as defined in the Intercreditor Agreement), including liens and security interests granted to the Priority Lien Agent (as defined in the Intercreditor Agreement), pursuant to or in connection with the First Lien Credit Agreement, and (ii) the exercise of any right or remedy by the Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Pledge Agreement, the terms of the Intercreditor Agreement shall govern.

(b)            Notwithstanding anything to the contrary herein, the Agent acknowledges and agrees that the Borrowers shall not be required to take or refrain from taking any action required to be taken by the Borrowers pursuant to this Pledge Agreement or at the request of the Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement and that the representations, warranties and covenants of the Borrowers shall not be deemed to be modified to the extent necessary to give effect to the foregoing.

(c)            Subject to the foregoing, to the extent this Pledge Agreement (or any other Financing Document) requires the delivery of, or control over, Collateral to be granted to the Agent at any time prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), then delivery of such Collateral (or control with respect thereto, and any related approval or consent rights in connection with such delivery or control) shall instead be made to the Priority Lien Agent (as defined in the Intercreditor Agreement) (as bailee for the Agent in accordance with the Intercreditor Agreement), to be held in accordance with the applicable Priority Lien Documents (as defined in the Intercreditor Agreement) and subject to the Intercreditor Agreement, upon which any such delivery or control requirement shall be deemed satisfied hereunder. Furthermore, at all times prior to the Discharge of Priority Lien Obligations, the Agent is authorized by the parties hereto to effect transfers of Collateral at any time in its possession to the Priority Lien Agent under the applicable Priority Lien Documents in accordance with the terms of the Intercreditor Agreement.

20.            General.

(a)            Final Agreement and Amendments. This Agreement, together with the other Financing Documents, constitutes the final and entire agreement and understanding of the parties and any term, condition, covenant or agreement not contained herein or therein is not a part of the agreement and understanding of the parties. Neither this Agreement, nor any term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(b)            Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. No single or partial exercise of any power or right shall preclude other or further exercise of the power or right or the exercise of any other power or right. No course of dealing between the parties hereto shall be construed as an amendment to this Agreement or a waiver of any provision of this Agreement. No notice to or demand on any Pledgor in any case shall thereby entitle such Pledgor to any other or further notice or demand in the same, similar or other circumstances.

(c)            Headings.         The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

(d)            Construction.

(1)            As used herein, all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Agreement. The Recitals are incorporated herein as a substantive part of this Agreement and the parties hereto acknowledge that such Recitals are true and correct.

(2)            The security interest is granted in conjunction with the security interest granted to Agent, for its benefit and for the benefit of the Lenders, under the Credit Agreement. The rights and remedies of Agent with respect to the security interest granted hereby are in addition to those set forth in the Credit Agreement and the other Financing Documents, and those which are now or hereafter available to Agent as a matter of law or equity. Each right, power and remedy of Agent provided for herein or in the Credit Agreement or any of the other Financing Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Agent of any one or more of the rights, powers or remedies provided for in this Agreement, the Credit Agreement or any of the other Financing Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Agent, of any or all other rights, powers or remedies. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(e)            Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder. In the event of any assignment or transfer by Agent of any of any Pledgor’s obligations under the Financing Documents or the collateral therefor, Agent thereafter shall be fully discharged from any responsibility with respect to such collateral so assigned or transferred, but Agent shall retain all rights and powers given by this Agreement with respect to any of any Pledgor’s obligations under the Financing Documents or collateral not so assigned or transferred. No Pledgor shall have any right to assign or delegate its rights or obligations hereunder.

(f)            Severability. If any term, provision, covenant or condition of this Agreement or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law.

(g)            Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in Section 13.3 of the Credit Agreement.

(h)            Remedies Cumulative. Each right, power and remedy of Agent as provided for in this Agreement, or in any of the other Financing Documents or now or hereafter existing by law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement, or in any of the other Financing Documents now or hereafter existing by law, and the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies shall not preclude the later exercise by Agent of any other rights, powers or remedies.

(i)            Time of the Essence; Survival; Joint and Several Liability. Time is of the essence of this Agreement and each and every term, covenant and condition contained herein. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Financing Documents shall continue in full force and effect so long as any of the obligations of any party under the Financing Documents (other than Agent) remain outstanding. Each person or entity constituting a Pledgor shall be jointly and severally liable for all of the obligations of Pledgors under this Agreement.

(j)            Further Assurances. Each Pledgor hereby agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent or any of its agents to exercise and enforce its rights and remedies under this Agreement with respect to any portion of such collateral.

(k)            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which shall constitute one in the same instrument. This Agreement may be executed and delivered by the signing and delivery of this Agreement with original signatures or by facsimile or pdf copy. As used in this Agreement, the term “this Agreement” shall include all attachments, exhibits, schedules, riders and addenda.

(l)            Costs. Pledgors shall be responsible for the payment of any and all reasonable and documented out-of-pocket fees, costs and expenses which Agent actually incurs by reason of this Agreement, including, but not limited to, the following: (i) any taxes of any kind related to any property or interests assigned or pledged hereunder; (ii) expenses incurred in filing public notices relating to any property or interests assigned or pledged hereunder; and (iii) any and all costs, expenses and fees (including, without limitation, reasonable attorneys’ fees and expenses of outside counsel and court costs and fees), whether or not litigation is commenced, actually incurred by Agent in protecting, insuring, maintaining, preserving, attaching, perfecting, enforcing, collecting or foreclosing upon any Lien, security interest, right or privilege granted to Agent or any obligation of Pledgors under this Agreement, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to this Agreement or any property or interests assigned or pledged hereunder.

(m)            No Defenses. Each Pledgor’s obligations under this Agreement shall not be subject to any set-off, counterclaim or defense to payment that such Pledgor now has or may have in the future.

(n)            Advances of Proceeds of the Credit Extension. Agent shall be entitled to honor any request made by Borrower for advances of the credit extension proceeds and shall have no obligation to see to the proper disposition of such advances. Each Pledgor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such credit extension proceeds.

(o)            GOVERNING LAW; SUBMISSION TO JURISDICTION.

(1)            THIS AGREEMENT AND THE LOANS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(2)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (AND THE BORROWER SHALL CAUSE EACH LOAN PARTY TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY, DELAWARE OR OF THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER FINANCING DOCUMENT WILL PREVENT ANY LENDER OR THE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(p)            WAIVER OF JURY TRIAL. EACH PLEDGOR AND AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PLEDGOR AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PLEDGOR AND AGENT WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(q)            SURETY RIGHTS. THIS AGREEMENT SHALL BE DEEMED TO APPLY SOLELY WITH RESPECT TO ANY INTERESTS, RIGHTS, OBLIGATIONS OR CLAIMS OF BHSI SOLELY IN ITS CAPACITY AS A LENDER AND SOLELY WITH RESPECT TO THE OBLIGATIONS EXPLICITLY ADDRESSED HEREIN. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NOTHING HEREIN IS INTENDED TO OR WILL AMEND, ABRIDGE, DIMINISH, WAIVE OR OTHERWISE MODIFY THE PROVISIONS OF THE BHSI SURETY DOCUMENTS OR BHSI’S SURETY RIGHTS AND REMEDIES ARISING THEREUNDER OR OTHERWISE AT LAW OR EQUITY, INCLUDING, WITHOUT LIMITATION, UNDER THE DOCTRINE OF EQUITABLE SUBROGATION. FOR AVOIDANCE OF DOUBT, ALL COVENANTS AND WAIVERS CONTAINED IN THIS AGREEMENT DO NOT APPLY OR IN ANY WAY BIND BHSI, SOLELY IN ITS CAPACITY AS SURETY UNDER THE BHSI SURETY DOCUMENTS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, each of the parties has caused this Agreement to be executed as of the day and year first above mentioned.

PLEDGOR:	SHIMMICK CORPORATION, a Delaware corporation

	By:	/s/ Steven E. Richards
Name: Steven E. Richards
Title: Chief Executive Officer

[Signature Page to Pledge Agreement]

ACKNOWLEDGED AND AGREED:

SHIMMICK CONSTRUCTION COMPANY, INC.,
as Issuer

By:	/s/ Steven E. Richards
Name: Steven E. Richards
Title: Chief Executive Officer

RUST CONSTRUCTORS INC.,
as Issuer

By:	/s/ Steven E. Richards
Name: Steven E. Richards
Title: Authorized Signatory

THE LEASING CORPORATION,
as Issuer

By:	/s/ Steven E. Richards
Name: Steven E. Richards
Title: Chief Executive Officer

[Signature Page to Pledge Agreement]

AGENT:

ALTER DOMUS (US) LLC

By:	/s/ Pinju Chiu
Name: Pinju Chiu
Title: Associate Counsel

[Signature Page to Pledge Agreement]

SCHEDULE I

PLEDGED COLLATERAL

Name of Pledgor: Shimmick Corporation

Issuer Name: Shimmick Construction Company, Inc.

Type of Entity of Issuer: Corporation

Jurisdiction of Organization of Issuer: California

Organizational ID No. of Issuer: C1658601

Tax ID No. of Issuer: 94-3107390

Class of Interests in Issuer: Common Stock

Equity Interest Certificate No.: Cert 2

Number of Units: 100

Percentage of Outstanding Equity Interest: 100%

***

Name of Pledgor: Shimmick Corporation

Issuer Name: Rust Constructors Inc.

Type of Entity of Issuer: Corporation

Jurisdiction of Organization of Issuer: Delaware

Organizational ID No. of Issuer: 789138

Tax ID No. of Issuer: 13-2740970

Class of Interests in Issuer: Common Stock

Equity Interest Certificate No.: Cert 5

Number of Units: 1000

Percentage of Outstanding Equity Interest: 100%

***

Name of Pledgor: Shimmick Corporation

Issuer Name: The Leasing Corporation

Type of Entity of Issuer: Corporation

Jurisdiction of Organization of Issuer: Nevada

Organizational ID No. of Issuer: C452-1997

Tax ID No. of Issuer: 84-1395888

Class of Interests in Issuer: Common Stock

Equity Interest Certificate No.: Cert 5

Number of Units: 100

Percentage of Outstanding Equity Interest: 100%

***

SCHEDULE II

PLEDGOR INFORMATION

Name of Pledgor: Shimmick Corporation

Type of Entity of Pledgor: Corporation

Jurisdiction of Organization of Pledgor: Delaware

Organizational ID No. of Pledgor: 7662002

Tax ID No. of Pledgor: 84-3749368

SCHEDULE III

STOCK POWER

FOR VALUE RECEIVED, the undersigned, __________________________, [a ____________ limited liability company/corporation/other] (“Pledgor”), does hereby sell, assign and transfer to ___________________________________________ all of its Equity Interests (as hereinafter defined) represented by Certificate No(s). ___________ in _____________________, a _____________________ [limited liability company/corporation/other] (“Issuer”), standing in the name of Pledgor on the books of said Issuer. Pledgor does hereby irrevocably constitute and appoint ______________________, as attorney, to transfer the Equity Interest in said Issuer with full power of substitution in the premises. The term “Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11 1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Dated: __________________________	PLEDGOR:

[NAME OF PLEDGOR]

By:
Name:
Its:

SCHEDULE IV

PLEDGE AMENDMENT

This Pledge Amendment, dated ______________, 202[ ] is delivered pursuant to Section 7(i) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 6 of the Pledge Agreement are and continue to be true and correct, both as to the Pledged Collateral pledged prior to this Pledge Amendment and as to the Pledged Collateral pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated May 20, 2024, between undersigned, as a Pledgor, the other Pledgors party thereto and Alter Domus (US) LLC, as Agent (as may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and that the Pledged Equity listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Obligations referred to and in accordance with said Pledge Agreement. Schedule I of the Pledge Agreement shall be deemed amended to include the Pledged Collateral listed on this Pledge Amendment. The undersigned acknowledges that any Pledged Collateral issued by any Issuer and owned by any Pledgor but not included in Annex I hereto or already listed as Pledged Collateral on Schedule I of the Pledge Agreement, at the sole discretion of Agent, may not otherwise be pledged by such Pledgor to any other Person or otherwise used as security for any obligations other than the Obligations.

PLEDGOR:

[NAME OF PLEDGOR]

By:
Name:
Its:

Annex I to Pledge Amendment

Pledged Equity

Name and Address of Pledgor	Issuer	Class of Equity Interest	Certificate Number(s)	Number of Shares

Pledged Debt

Name and Address of Pledgor	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate